Exhibit 10(d)(6)

AMENDMENT No. 6 TO

RICHARDSON ELECTRONICS, LTD. EMPLOYEES STOCK OWNERSHIP PLAN

(As Amended and Restated Effective June 1, 1997)

RICHARDSON ELECTRONICS, LTD., a Delaware corporation, hereby further amends the Richardson Electronics, Ltd. Employees Stock Ownership Plan, as previously amended and restated effective June 1, 1997 and as thereafter further amended (the “Plan”), as follows effective October 1, 2005.

1.	The following sentence is added to Section 2.16 of the Plan:

Notwithstanding the preceding sentence, the Entry Date shall be October 1, 2005 for any individual formerly employed by Image Systems Corporation who became an Employee on said date and who satisfied the requirements of Section 3.1(a), taking into account Section 2.18(c) of the Plan, as of said date.

2.	The following sentence is added to Section 2.18(c) of the Plan:

Service by an individual on behalf of Image Systems Corporation before he became an Employee shall be considered service on behalf of the Employer for purposes of this Section 2.18, effective October 1, 2005 and including service prior to that date.

Dated November 22, 2005.

RICHARDSON ELECTRONICS, LTD.

By:	/s/ William G. Seils
William G. Seils
Senior Vice President,
General Counsel and Secretary